                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LASALLE RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)
                            (SEC File No. 333-88286)

NEVADA                        1041                        98-0370323
------                        ----                        ----------
(State or other jurisdiction  Primary Standard            (I.R.S. Employer
of incorporation or           Industrial Classification   Identification
organization)                 Number                      Number)


Grayson  Hand,  President
1859  Spyglass  Place,  Suite  414
Vancouver,  British  Columbia,  Canada                    V5Z 4K6
--------------------------------------                    --------
(Name  and  address  of  principal                        (Zip Code)
executive  offices)

Registrant's  telephone  number,  including  area  code:  (604) 872-4107

Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                      |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                         PROPOSED      PROPOSED
CLASS OF                              MAXIMUM       MAXIMUM
SECURITIES                            OFFERING      AGGREGATE      AMOUNT OF
TO BE            AMOUNT TO BE         PRICE PER     OFFERING       REGISTRATION
REGISTERED       REGISTERED           SHARE (1)     PRICE (2)      FEE (2)
--------------------------------------------------------------------------------
Common Stock     4,532,000 shares     $0.015        $67,980        $6.25
--------------------------------------------------------------------------------


(1)  Based  on  last  sales  price  on  February  28,  2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100
                          Agent for service of process

                  SUBJECT TO COMPLETION, Dated September 6, 2002



                                   PROSPECTUS


                             LASALLE RESOURCES, INC.
                                4,532,000 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. LaSalle Resources, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.015 per share.


--------------------------------------------------------------------------------
                                                Proceeds to Selling Shareholders
           Offering Price    Commissions        Before Expenses and Commissions

Per Share   $0.015         Not Applicable       $0.015

Total       $67,980        Not Applicable       $67,980

--------------------------------------------------------------------------------


Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                The Date Of This Prospectus Is: September 6, 2002

                                Table Of Contents

                                                                            PAGE
                                                                            ----
Summary                                                                       4
Risk  Factors
Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-  If  we  do  not  obtain  additional  financing,
   our business will fail                                                     6
-  There is substantial doubt about our ability to
   continue as a going concern                                                6
-  If we do not conduct mineral exploration on our
   mineral claims or pay fees in lieu  of  mineral
   exploration,  then  our  mineral  claims  will  lapse                      6
-  Because  we  have only recently commenced business
   operations, we face a high risk  of  business  failure                     6
-  As we are a new mineral exploration company, there
   is a high probability that our  business  will  fail                       7
-  Because  we  anticipate  our  operating  expenses  will
   increase prior to our earning  revenues,  we  may
   never  achieve  profitability                                              7
-  Because  of  the speculative nature of exploration,
   there is substantial risk that  no  commercially exploitable
   minerals will be found and this business will fail                         7
-  Because  of  the inherent dangers involved in mineral
   exploration, there is a risk  that  we  may incur liability
   or damages as we conduct our business                                      7
-  Because  access to our optioned mineral claims may
   be restricted by inclement weather,  we  may  be  delayed
   in  our  exploration  efforts                                              7
- If we exercise our option and we and Consolidated
   Global Minerals fail to make the  required  payments to
   R.T. Heard & Associates, we may lose our 70% interest
   in  the  Prelude  Lake  mineral  claims                                    7
Risks  Related  To  Our  Market  and  Strategy
-----------------------------------------------
-  Because our sole executive officer has only agreed to
   provide his services on a  part-time  basis, he may not
   be able or willing to devote a sufficient amount
   of  time  to  our  business  operations,  causing
   our  business  to fail                                                     8
-  Because  our sole executive officer does not have
   formal training specific to the  technicalities  of
   mineral exploration, there is a higher risk our
   business will  fail                                                        8
Risks  Related  To  Legal  Uncertainty

--------------------------------------
-  Because  we  will  be  subject  to  compliance with
   government regulation our anticipated  cost  of  our
   exploration  program  may  increase                                        8
-  Because  our  mineral claims may be subject to native
   land claims, there is a risk  that  native  land claims
   could adversely affect our property rights if we
   acquire a 70% interest in the Prelude Lake mineral claims                  8
Risks  Related  To  This  Offering
-----------------------------------
- Because there is no market for our shares and none
   is likely, shareholders may be unable to sell their shares                 9
Use  of  Proceeds                                                             9
Determination  of  Offering  Price                                            9
Dilution                                                                      9
Selling  Shareholders                                                        10
Plan  of  Distribution                                                       15
Legal  Proceedings                                                           16
Directors,  Executive  Officers,  Promoters  and  Control  Persons           16
Security  Ownership  of  Certain  Beneficial  Owners  and  Management        20
Description  of  Securities                                                  20
Interest  of  Named  Experts  and  Counsel                                   22

Disclosure  of  Commission  Position  of  Indemnification
 for  Securities  Act Liabilities                                            23
Organization  Within  Last  Five  Years                                      23
Description  of  Business                                                    23
Plan  of  Operations                                                         30
Description  of  Property                                                    31
Certain  Relationships  and  Related  Transactions                           32
Market  for  Common  Equity  and  Related  Stockholder  Matters              32
Executive  Compensation                                                      35
Financial  Statements                                                        36
Changes  in  and  Disagreements  with  Accountants                           37
Available  Information                                                       37

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

LaSalle  Resources,  Inc.

We are in the business of mineral exploration. We have only recently commenced our mineral exploration activities. We acquired an option to acquire a 70% interest in three mineral claims located in the Prelude Lake area in the Northwest Territories, Canada from Consolidated Global Minerals Ltd. on January 17, 2002. Consolidated Global Minerals Ltd. is a public company whose shares are traded on the Canadian Venture Exchange. Mr. George Heard, one of our directors, is a director and the president of Consolidated Global Minerals. We refer to these mineral claims as the Prelude Lake mineral claims as they are in the vicinity of the Prelude Lake, approximately forty-five kilometres from the city of Yellowknife in the south-central Northwest Territories. We are presently undertaking preliminary exploration work to search for economic mineralization on these claims. We define economic mineralization as the presence of mineralization on our mineral claims in sufficient quantity and concentration and in an accessible location that would justify the commercial extraction of these minerals through an operating mine.

Our plan of operations is to conduct mineral exploration activities on the Prelude Lake mineral claims in order to assess whether these claims possess commercially exploitable diamond and gold mineral reserves. We have commenced an initial stage of exploration on our mineral properties. Our plan of operations is to complete this initial stage of exploration. We will assess whether to undertake further stages on our exploration program based on the recommendations of a geological report that we plan to obtain on the initial stage of exploration, once completed, and based on our ability to finance further exploration. Our proposed exploration program is designed to explore for commercially exploitable deposits of diamonds and gold minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of diamonds or gold on these mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. Our financial information as of February 28, 2002, being the date of our latest balance sheet included with this prospectus is summarized below:



               Cash as at May 31, 2002                    $70,416
               -----------------------                    -------
               Current Liabilities as at May 31, 2002     $22,997
               --------------------------------------     -------
               Working Capital as at May 31, 2002         $47,856
               ----------------------------------         -------
               Net Loss from Inception to May 31, 2002    $27,124
               ---------------------------------------    -------

We attribute our net loss from inception to having no revenues to offset our expenses from the acquisition and exploration of our optioned mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to enable us to complete the initial phase of exploration on our mineral claims. Should we decide to proceed with further exploration based on the results of this initial phase of exploration, we will require additional financing in order to pay for the expense of additional exploration of our mineral claims.

We were incorporated on December 3, 2001 under the laws of the state of Nevada. Our principal offices are located at Suite 414 - 1859 Spyglass Place, Vancouver, British Columbia 98230. Our telephone number is (604) 872-4107.

The  Offering

Securities  Being  Offered
                                   Up  to  4,532,000 shares of our common stock.

Offering  Price  and
Alternative  Plan  of  Distribution
                                   The offering price of the common stock is $0.015 per share. We intend to apply to the Over-The-Counter Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum  Number  of  Shares
To  Be  Sold  in  This  Offering
                                   None.


Securities  Issued
And  to  be  Issued
                                   11,532,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds     We will not receive any proceeds from the sale of our common stock  by  the  selling  shareholders.

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS  WILL  FAIL.

Our current operating funds are adequate to complete the initial phase of exploration of our mineral claims. As of May 31, 2002, we had cash in the amount of $70,416. We have commenced undertaking the initial phase of exploration and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims, and the development of these mineral claims if our exploration indicates that our mineral claims possess commercially exploitable mineral reserves. While we have sufficient funds to carry out the first phase of the recommended exploration program on the Prelude Lake mineral claim, we will require additional financing in order to complete a more extensive exploration program. We will also require additional financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Prelude Lake mineral claim into commercial production. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for diamonds and gold, investor acceptance of our mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. See discussion of our exploration program under the heading, "Description of Business."

THERE  IS  SUBSTANTIAL  DOUBT  ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred a net loss of $8,612 for the period from December 3, 2001 (inception) to May 31, 2002, and have no revenues. We incurred a net loss of $27,124 for the period from December 3, 2001 (inception) to May 31, 2002. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral properties. We plan to seek additional capital through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Our auditors have made reference to the substantial doubt about our ability to continue as a going concern in their audit report on our audited financial statements for the period ended February 28, 2002.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS OR PAY FEES IN LIEU OF MINERAL EXPLORATION, THEN OUR MINERAL CLAIMS WILL LAPSE.

We must complete mineral exploration work on our Prelude Lake mineral claims and make filings with the Canadian regulatory authorities regarding the work completed or pay filing fees in lieu of completing work on our claims. If we do not conduct any mineral exploration on our claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in these mineral claims. The expiration dates of the mineral claims are currently June 21, 2005 and January 14, 2006.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 3, 2001 and to date have been involved primarily in organizational activities, the acquisition of the option to acquire the Prelude Lake mineral claims, obtaining a geological report on our mineral claims and initiating the first phase of exploration. We have not earned any revenues as of the date of this prospectus. We face a high risk of business failure as a result of these factors.

BECAUSE WE ANTICIPATE OUR OPERATING EXPENSES WILL INCREASE PRIOR TO OUR EARNING REVENUES, WE MAY NEVER ACHIEVE PROFITABILITY.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND THIS BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain commercially exploitable reserves of diamonds and gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In addition, we face the risk that our planned exploration program may cost more to complete than budgeted. These factors could cause us to be unable to complete our business plan. Our business will fail if we are not able to earn revenues of substantiate that the Prelude Lake mineral claims host commercially exploitable reserves of diamonds or gold.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position. We do not have any insurance that would cover these potential liabilities.

BECAUSE ACCESS TO OUR OPTIONED MINERAL CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION EFFORTS.

Access to the Prelude Lake mineral claim will be restricted through some of the year due to weather in the area. The Prelude Lake mineral claims are located on the Canadian shield and the land is characterized by many lakes and muskeg conditions that make transportation and access difficulty unless the ground and lakes are frozen, in the winter, or the ground is dry and free of snow, in the summer. Accordingly, access to the claims is generally only available during the summer and winter periods and is not available in spring break-up and fall freeze-up periods. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our results of operations.

IF WE EXERCISE OUR OPTION AND WE AND CONSOLIDATED GLOBAL MINERALS FAIL TO MAKE THE REQUIRED PAYMENTS TO R.T. HEARD & ASSOCIATES, WE MAY LOSE OUR 70% INTEREST IN THE PRELUDE LAKE MINERAL CLAIMS.

If we fulfill all the requirements in the option agreement and exercise our option to acquire a 70% interest in the Prelude Lake mineral claims, we will own our 70% interest in the Prelude Lake mineral claims subject to the obligation of us and Consolidated Global Minerals to make required royalty payments to R.T. Heard & Associates. These royalty payments include: an annual royalty in the amount of $50,000 CDN (approximately $31,900 US as of September 6, 2002), payable in two equal installments on May 27 and November 27 of each year;
payment of a 4% gross overriding royalty; and payment of a 2% net smelter royalty. These royalty payments will be apportioned between us and Consolidated Global Minerals in accordance with our respective ownership interests in the Prelude Lake mineral claims. If we and Consolidated Global Minerals are unable to make the required royalty payments for any reason, including insufficient financial resources, we would lose our interest in the Prelude Lake mineral claims.


                    Risks Related To Our Market and Strategy

BECAUSE OUR SOLE EXECUTIVE OFFICER HAS ONLY AGREED TO PROVIDE HIS SERVICES ON A PART-TIME BASIS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Hand, our sole executive officer, provides his services on a part-time basis averaging approximately 8 hours per week. Mr. Hand may pursue other business activities, provided that these other activities do not interfere with his obligations to us. Mr. Hand will devote much of his full-time attention to other business pursuits. If the demands of our business require the full business time of Mr. Hand, he is prepared to adjust his timetable to devote more time to our business. However, there can be no assurance that Mr. Hand will be able to devote sufficient time to the management of our business, as and when needed.

BECAUSE OUR SOLE EXECUTIVE OFFICER DOES NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Mr. Hand, our sole executive officer, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. In addition, Mr. Hand lacks technical training and experience with exploring for, starting and operating a mine. This lack of training means that our management may not be fully aware of many of the specific requirements necessary to complete our planned exploration program and may make decisions and choices that do not take into account standard engineering or managerial approaches that are commonly used by mineral exploration companies. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

                       Risks Related To Legal Uncertainty

BECAUSE  WE  WILL  BE  SUBJECT  TO  COMPLIANCE  WITH  GOVERNMENT REGULATION, OUR
ANTICIPATED  COST  OF  OUR  EXPLORATION  PROGRAM  MAY  INCREASE.

There are several governmental regulations that materially restrict the exploration and extraction of minerals. We will be subject to the Canada Department of Indian and Northern Affairs - Land Use Regulations and Canada Mining Regulations as we carry out our exploration program. We may be required to obtain land use permits and perform remediation work for any physical disturbance to the land in order to comply with these regulations. There is also a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

BECAUSE OUR MINERAL CLAIMS MAY BE SUBJECT TO NATIVE LAND CLAIMS, THERE IS A RISK THAT NATIVE LAND CLAIMS COULD ADVERSELY AFFECT OUR PROPERTY RIGHTS IF WE ACQUIRE A 70% INTEREST IN THE PRELUDE LAKE MINERAL CLAIMS.

If we are successful in earning a 70% ownership interest in the Prelude Lake mineral claims, there is a risk that our ownership of these claims and rights to explore these claims could be adversely impacted by native land claims. The region of the Northwest Territories in which the mineral claims are located are subject to land claims of the North Slave native peoples. No settlement has been reached between the Canadian federal government, which administers the Northwest Territories, and the North Slave native peoples. If a settlement with native peoples or a court order in favor of native peoples grants native peoples the rights to the land where the Prelude Lake mineral claims are located, there is a risk that our mineral claims could be defeated with the result that we would lose the right to further explore the Prelude Lake mineral claims.

                         Risks Related To This Offering

BECAUSE THERE IS NO MARKET FOR OUR SHARES AND NONE IS LIKELY, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.



                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.


                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         Determination Of Offering Price

The $0.015 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock that was $0.015 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the Over-The-Counter Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,532,000 shares of common stock offered through this prospectus. The shares include were acquired by the selling shareholders from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on February 28, 2002.

The following table provides as of September 6, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;


2.     the  total  number  of  shares  that  are  to  be  offered  by  each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.     the  percentage  owned  by  each  upon  completion  of  the offering; and

5.     the identity of the beneficial holder of any entity that owns the shares.


--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Lynelle Arsenault                      2,000      2,000       NIL         NIL
Suite 202 - 470 Granville Street
Vancouver, BC  V6C 1V5
--------------------------------------------------------------------------------
Cameron J. A. Barley                 200,000    200,000       NIL         NIL
2060 Gisby Street
West Vancouver, BC  V7V 4N3
--------------------------------------------------------------------------------
Hamish S.E. Barley                    75,000     75,000       NIL         NIL
2060 Gisby Street
West Vancouver, BC  V7V 4N3
--------------------------------------------------------------------------------
Meagan Barley                         75,000     75,000       NIL         NIL
2060 Gisby Street
West Vancouver, BC  V7V 4N3
--------------------------------------------------------------------------------
Kurt Bordian                           2,000      2,000       NIL         NIL
347, 101 - 1001 West Broadway
Vancouver, BC  V6H 4E4
--------------------------------------------------------------------------------
Eric Bowes                             2,000      2,000       NIL         NIL
2149 Prairie Avenue
Port Coquitlam, BC  V3B 1V6
--------------------------------------------------------------------------------
S. Lee Bryant                          2,000      2,000       NIL         NIL
2114 Nanton Avenue
Vancouver, BC  V6L 3C7
--------------------------------------------------------------------------------

Table Continued from page 10
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Kelly Buffett                          2,000      2,000       NIL         NIL
P.O. Box 471
Westville, NS  B0K 2A0
--------------------------------------------------------------------------------
James S. Christopher                  75,000     75,000       NIL         NIL
#5 - 681 West 57th Avenue
Vancouver, BC V6P 1R8
--------------------------------------------------------------------------------
Ron Douglas Coutts                     1,000      1,000       NIL         NIL
700 Hamilton Street, Suite 703
New Westminster, BC  V3M 2M6
--------------------------------------------------------------------------------
Marc Crimeni                           1,000      1,000       NIL         NIL
3322 Sophia Street
Vancouver, BC  V5V 3T5
--------------------------------------------------------------------------------
Ronald Crimeni                         2,000      2,000       NIL         NIL
6361 - 230th Street
Langley, BC  V2Y 2L2
--------------------------------------------------------------------------------
Dr. James DeMarco                    425,000    425,000       NIL         NIL
P.O. Box 1187
Whistler, BC  V0N 1B0
--------------------------------------------------------------------------------
Dr. Tom DeMarco                        2,000      2,000       NIL         NIL
P.O. Box 1187
Whistler, BC  V0N 1B0
--------------------------------------------------------------------------------
Tricia Dong                            1,000      1,000       NIL         NIL
#305 - 1666 Pendrell Street
Vancouver, BC  V6G 1S9
--------------------------------------------------------------------------------

Kenneth Dong                         425,000    425,000       NIL         NIL
402 - 2125 West 2nd Avenue
Vancouver, BC  V6K 1H7
--------------------------------------------------------------------------------
Douglas Wayne Durning                  2,000      2,000       NIL         NIL
R.R. #1,
Great Village, NS  B0M 1L0
--------------------------------------------------------------------------------
Wendy R. Fuller                        2,000      2,000       NIL         NIL
11650 94th Avenue
North Delta, BC  V4C 3R6
--------------------------------------------------------------------------------

Table Continued from page 11
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Allan B. Grainger                    500,000    500,000       NIL         NIL
10535 59th Avenue
Delta, BC  V4K 3N3
--------------------------------------------------------------------------------

Terry Heard                            2,000      2,000       NIL         NIL
1280 - 625 Howe Street
Vancouver, BC  V6C 2T6
--------------------------------------------------------------------------------
Virgil Z. Hlus                         1,000      1,000       NIL         NIL
2288 West 14th Avenue
Vancouver, BC  V6K 2W1
--------------------------------------------------------------------------------
Tarynne Hoover                       200,000    200,000       NIL         NIL
506 - 1245 Quayside Drive
New Westminster, BC  V3M 6J6
--------------------------------------------------------------------------------
International European Realty        500,000    500,000       NIL         NIL
Limited
St. Andrews Court
Frederick Street Steps,
P.O. Box N-4805
Nassau, Bahamas
Beneficial Owner:
Hermann Josef Hermans
--------------------------------------------------------------------------------
Kerrybrooke Farms Ltd.               375,000    375,000       NIL         NIL
58 Harris Avenue
Truro, NS  B2N 3N2
Beneficial Owner: [@]
--------------------------------------------------------------------------------
Joseph W. Lewis                        2,000      2,000       NIL         NIL
601 - 655 Moberly Road
Vancouver, BC  V5Z 4B2
--------------------------------------------------------------------------------
Bill McGinty                         375,000    375,000       NIL         NIL
2114 Nanton Avenue
Vancouver, BC  V6L 3C7
--------------------------------------------------------------------------------
Ethan Minsky                           1,000      1,000       NIL         NIL
125 Boundary Road
Vancouver, BC  V5K 4R6
--------------------------------------------------------------------------------

Table Continued from page 12
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
Tessa Mol                              2,000      2,000       NIL         NIL
9035 162A Street
Surrey, BC  V4N 3L6
--------------------------------------------------------------------------------
Sydney Morris                        290,000    290,000       NIL         NIL
P.O. Box N-4802
Nassau, Bahamas
--------------------------------------------------------------------------------
Stephen F.X. O'Neill                   2,000      2,000       NIL         NIL
833 Sprice Avenue
Coquitlam, BC V3J 7R9
--------------------------------------------------------------------------------
Edward E. Panos                      200,000    200,000       NIL         NIL
501 - 1675 E. Hornby Street
Vancouver, BC  V6Z 2M3
--------------------------------------------------------------------------------
Ron T. Paterson                        2,000      2,000       NIL         NIL
58 Harris Avenue
Truro, NS  B2N 3N2
--------------------------------------------------------------------------------
Mark Reynolds                          1,000      1,000       NIL         NIL
203 - 4323 Gallant Avenue
North Vancouver, BC  V7G 2C1
--------------------------------------------------------------------------------
Roy C. Smith                          75,000     75,000       NIL         NIL
519 Craigmohr Place
West Vancouver, BC  V7S 1X3
--------------------------------------------------------------------------------
Gerda Taylor                         200,000    200,000       NIL         NIL
#609, 1267 Marinaside Crescent
Vancouver, BC  V6Z 2X5
--------------------------------------------------------------------------------
Michael H. Taylor                      2,000      2,000       NIL         NIL
3171 Travers Avenue
West Vancouver, BC V7V 1G4
--------------------------------------------------------------------------------
Robert G. Taylor                       1,000      1,000       NIL         NIL
2323 Aspen Court
Whistler, BC  V0N 1B2
--------------------------------------------------------------------------------
Christopher J. Watson                425,000    425,000       NIL         NIL
502 - 655 Moberly Road
Vancouver, BC  V5Z 4B2
--------------------------------------------------------------------------------

Table Continued from page 13
--------------------------------------------------------------------------------
                                                 Total
                                                 Number
                                                Of Shares
                                                 To Be      Total
                                                Offered     Shares
                                    Shares       For        To Be       Percent
                                    Owned       Selling   Owned Upon  Owned Upon
                                    Prior       Share-    Completion  Completion
                                    To This     holders    Of This     Of This
Name Of Selling Stockholder         Offering    Account    Offering    Offering
--------------------------------------------------------------------------------
William James Whyte                    2,000      2,000       NIL         NIL
#508 - 619 Moberly Road
Vancouver, BC  V5Z 4B1
--------------------------------------------------------------------------------
John Williamson
4481 Skyline Drive
North Vancouver, BC  V7R 3H4          75,000     75,000       NIL         NIL
--------------------------------------------------------------------------------
Pamela Williamson                      2,000      2,000       NIL         NIL
4481 Skyline Drive
North Vancouver, BC  V7R 3H4
--------------------------------------------------------------------------------
Terry Woo                              1,000      1,000       NIL         NIL
5th Floor - 1114 Alberni Street
Vancouver, BC  V6E 1A5
--------------------------------------------------------------------------------

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 11,532,000 shares of common stock outstanding on September 6, 2002.

Except  as  described  below,  none  of  the  selling  shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

     (2)  has  ever  been  one  of  our  officers  or  directors.

        Mr. Terry Heard is the adult brother of Mr. George Heard, one of our directors.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.015 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock, including the costs of the preparation of the registration statement of which this prospectus forms a part. We estimate these offering costs to be paid by us on behalf of the selling shareholders to be $25,023. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, Esq., Cane & Company, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of September 6, 2002 are as follows:

Directors:

Name  of  Director          Age
----------------------      ---
Grayson  Hand               65
George  Heard               51

Executive  Officers:

Name  of  Officer           Age      Office
--------------------        ---      -------
Grayson  Hand               65       President,  Secretary  and  Treasurer

Set forth below is a brief description of the background and business experience of our sole executive officer and our directors for the past five years.

Mr. Grayson Hand is our president, secretary and treasurer and is one of our directors. Mr. Hand was appointed as our president, secretary and treasurer and as a director on December 3, 2001.

From July 1995 through January 1997, Mr. Hand served as president and as a director of Leigh Resources Corporation (LRC), now known as Upland Resources Corp., a publicly traded company on the Canadian Venture Exchange. During his tenure as president, LRC was engaged primarily in mineral exploration. As president, Mr. Hand supervised mineral exploration, negotiated joint venture agreements for mineral exploration, hired drilling contractors and geologists and was responsible for company financing. From January 1997 through February 1999, Mr. Hand continued to serve as a director of LRC. During the period of Mr. Hand's involvement as an officer and director of LRC, LRC spent in excess of $5,000,000 on gold exploration in Ghana, Africa and in the Solomon Islands. Gold exploration in Ghana was abandoned due to the declining price of gold.
Gold exploration in the Solomon Islands was involuntarily halted due to a government coup that has destabilized the region. The shares of Upland Resources continue to trade on the TSX Venture Exchange. The closing price for Upland Resources was $0.25 CDN per share (equal to approximately $0.15 per share) on August 19, 2002.

From October 1996, Mr. Hand has served as a director of Clan Resources Ltd., also a company engaged in mineral exploration and publicly traded on the TSX Venture Exchange. Clan Resources has been involved in the business of oil and gas exploration since Mr. Hand joined the board of directors. Clan Resources did not complete any drilling activity until 2001 due to low oil and gas prices. During 2001, Clan was a participant in the drilling of two prospective oil wells in the Province of Alberta, Canada. Neither of these wells was successful. Clan is currently pursuing the acquisition of either a mineral exploration or an oil or gas exploration property. Mr. Hand does not own any shares of Clan Resources and is not actively involvement in the management of Clan Resources. The shares of Clan Resources continue to trade on the TSX Venture Exchange. The closing price for Clan Resources was $0.20 CDN per share (equal to approximately $0.12 per share) on July 25, 2002.

From 1999 through September 2000, Mr. Hand served as the president and as a director of Adventure Minerals Inc. Mr. Hand was a principal shareholder of Adventure Minerals during the time that he was an officer and director of Adventure Minerals. Adventure Minerals became a reporting company under the provisions of the Securities Exchange Act of 1934 and was engaged in the business of mineral exploration during the time of Mr.

Hand's involvement with the Company. Subsequent to becoming a reporting company, Adventure Minerals conducted an exploration program of a prospective gold property in the Kukagami Lake region of the Province of Ontario, Canada. Based on results of this exploration program, Adventure Minerals determined that the property did not warrant further exploration and exploration activities were abandoned. Adventure Minerals acquired a development stage company with its core business focused of technologies and services for recycling of waste materials and changed its name to Planet Earth Recycling Inc. in connection with this acquisition. Mr. Hand resigned as a director and officer in connection with the acquisition of this new business and did not have any involvement with the new business. The shares of Planet Earth Recycling currently trade on the pink sheet market and the closing price of Planet Earth Recycling was $0.02 per share on August 20, 2002.

From September 2000 to September 2001, Mr. Hand was the president and a director of Commodore Minerals. Mr. Hand was a principal shareholder of Commodore Minerals during the time in which he was an officer and director of Commodore. Commodore Minerals became a reporting company under the provisions of the Securities Exchange Act of 1934 and was engaged in the business of mineral exploration during the time of Mr. Hand's involvement with the Company. Subsequent to becoming a reporting company, Commodore Minerals conducted a gold exploration program on a property in the Cariboo Mining Division of the Province of British Columbia, Canada. Commodore Minerals concluded based on the results of this exploration program that the results of the property did not warrant further exploration and exploration activities were abandoned. Mr. Hand sold his interest in Commodore Minerals subsequent to this determination. After Mr. Hand resigned as a director and officer, Commodore Minerals acquired Intac International Holdings Inc. from private individuals and became engaged in the business of the distribution of wireless handsets in the global wireless telecommunications marketplace. Commodore Minerals subsequently changed its name to Intac International Inc. to reflect this acquisition. Mr. Hand did not have any involvement with this new business. The shares of Intac International continue to trade on the OTC Bulletin Board. The closing price of Intac International was $5.70 per share on August 20, 2002.

Mr. Hand was a director of VirtualSellers.com, a company engaged in Internet electronic commerce from March 2000 to September 2001. During Mr. Hand's involvement with VirtualSellers.com, the company was involved in the business of the development of software to facilitate business to business and business to consumer transactions via the Internet. The business assets included a call-centre based on in Chicago that facilitated live interaction between transaction participants. VirtualSellers.com acquired Healthtrac Corporation in August 2001 by way of a merger transaction. Healthtrac Corporation is involved in the business of health care information. The decision by VirtualSellers.com to acquire Healthtrac was due to the lack of profitability of the Internet e-commerce business and the inability to continue to fund this business in the prevailing market for Internet stocks. The corporate name of VirtualSellers.com was subsequently changed to Healthtrac, Inc. The shares of Healthtrac continue to trade on the OTC Bulletin Board. Healthtrac continues to manage the call-centre originally established for the VirtualSellers.com business. In addition, a number of the original directors of VirtualSellers.com remain on the board of directors. Mr. Hand was an outside director of VirtualSellers.com and a member of the audit committee but did not participate in management. Mr. Hand did not own any shares of VirtualSellers.com and lost all incentive stock options granted to him upon his resignation from the board of directors. The shares of Healthtrac continue to trade on the OTC Bulletin Board. The closing price of Healthtrac was $0.065 per share on August 20, 2002.

Mr. Hand has also managed his personal investment portfolio and business interests from 1995 to present.


Mr. George Heard was appointed one of our directors on April 26, 2002. Mr. Heard graduated from the School of Mines in Butte, Montana in 1975. Mr. Heard obtained his Masters in Business Administration from the University of Hawaii in 1988. Mr. Heard is a registered professional engineer in the Province of British Columbia, Canada. Mr. Heard was the mine manager for a start-up coal mine in East Kalamantan, Indonesia which was developed as a joint ventures between RTZ Corp. and British Petroleum at a cost of approximately $600,000,000.

Mr. Heard is the president and a director of Consolidated Global Minerals Ltd., a public company whose shares are traded on the TSX Venture Exchange. Mr. Heard has been the president of Consolidated Global Minerals since January 1995. Consolidated Global Minerals is engaged in the business of diamond and gold exploration in the Northwest Territories of Canada, in the Canadian province of Ontario and zinc exploration in Tunisia. Consolidated Global Minerals acquired an option to acquired a property known as the Djebba property in northwestern Tunisia in March 2000. In June 2000, Consolidated Global Minerals entered into an option agreement to acquire a 100% interest in a property known as the Fej Lahdoum project in northwestern Tunisia. Also in June 2000, Consolidated Global Minerals entered into a joint venture with International Bravo Resources Corporation (a publicly traded company listed on the TSX Venture Exchange) for exploration work on the Djebba property. In November 2000, Consolidation acquired options to purchase a 50% interest in a property known as the Koudiat El Louatia mineral concession and a 100% interest in a property known as the Ouled Moussa property, each of which properties is also located in northwestern Tunisia. Consolidated Global Minerals has focused its efforts on conducting geological exploration of its properties in Tunisia and continues to undertake exploration work. None of the properties in Tunisia are in commercial production. Mr. Heard is the owner of 377,185 common shares of Consolidated Global Minerals, representing approximately 3.5% of the outstanding common shares of Consolidated Global Minerals, and has options to purchase an additional 525,000 common shares. The closing price of Consolidated Global Minerals on the TSX Venture Exchange was $0.05 CDN per share (equal to approximately $0.03 per share) on August 21, 2002.

Mr. Heard has been involved as a director and officer of the following public companies in addition to Consolidated Global Minerals:

1. Mr. Heard was the president and a director of Golden Hemlock Exploration, a public company whose shares were traded on the Vancouver Stock Exchange, from October 1994 to June 1996. Golden Hemlock was engaged in the business of mineral exploration for gold, silver and copper in the Province of British Columbia, Canada and for gold in Mexico. During the time of Mr. Heard's involvement with Golden Hemlock, the company completed a financing in excess of $400,000 to conduct a geological exploration program on a property known as the Tatsi property on which Golden Hemlock held an option. Golden Hemlock completed an exploration program consisting of surface sampling, trenching, geophysical surveys and drilling on the Tatsi property. The results of the geological exploration program indicted that there was no gold at depth. Based on these results, Golden Hemlock determined that the results of the exploration did not warrant further exploration. Mr. Heard also assisted Golden Hemlock with the negotiation of an option on a prospective gold property in Mexico. Mr. Heard left Golden Hemlock prior to the financing of the exploration program on this property. Mr. Heard did not sell any shares of Golden Hemlock in connection with his departure from Golden Hemlock. Mr. Heard did not at any time own more than 5% of the outstanding shares of Golden Hemlock. Mr. Heard is not aware of any subsequent change of business of Golden Hemlock. There was no change of control in connection with Mr. Heard's departure from Golden Hemlock.
     Trading of Golden Hemlock has currently been halted by the TSX Venture Exchange and Golden Hemlock is currently deemed inactive under the rules of the TSX Venture Exchange.

2. Mr. Heard was a director of Wamco Resources, a public company whose shares were traded on the Vancouver Venture Exchange, from February 1996 to January 1998. Wamco Resources was engaged in the business of mineral exploration for gold in Africa during the period of Mr. Heard's engagement as a director of Wamco Resources. Wamco Resources held an option on a prospective gold property in Ghana that had been granted by the Ghana government prior to Mr. Heard's involvement with Wamco Resources. During the time of Mr. Heard's involvement, Wamco Resources completed a financing to carry out exploration of this property and carried out a drilling program on the property using the funds raised. Reasonable results were obtained on the property but the price of gold dropped during this period with the result that Wamco Resources was not able to obtain additional financing to carry out further exploration. Mr. Heard resigned when Wamco Resources could not fund further geological exploration. Mr. Heard did not sell any shares of Wamco Resources in connection with his departure and at no time owned more than 5% of the outstanding shares of Wamco Resources. There was no change of control in Wamco Resources in connection with Mr. Heard's departure. Wamco Resources investigated non-mining deals subsequent to Mr. Heard's departure. The shares of Wamco Resources continue to trade on the TSX Venture Exchange under the name "Wamco Technology Group Ltd.". The closing price of Wamco Resources was $0.07 CDN per share (equal to approximately $0.04 per share) on July 25, 2002.

3. Mr. Heard was a director of Royal Victoria Minerals, a public company whose shares were traded on the TSX Venture Exchange (formerly the Canadian Venture Exchange and formerly the Vancouver

     Stock Exchange), from June 1997 to April 2002. Royal Victoria Minerals was engaged in the business of mineral exploration for gold in the Province of Ontario, Canada. During the time of Mr. Heard's involvement, Royal Victoria Minerals was in a transition and reorganization phase. Royal Victoria Minerals sold prospective mineral properties that it had acquired in Mexico and acquired options on prospective gold properties located in the Timmins mining area of Ontario, Canada. The objective of Royal Victoria Minerals was to enter into a joint venture with other property owners in the area and to finance the exploration of the new properties. Mr. Heard left Royal Victoria Minerals during the time that it was completing these option acquisitions. Mr. Heard's departure was made at the request of new investors who wanted their own representatives on the board of directors. Mr. Heard did not sell any shares of Royal Victoria Minerals in connection with his departure and at no time owned more than 5% of the outstanding shares of Royal Victoria Minerals. There was no change of control in Royal Victoria Minerals in connection with Mr. Heard's departure. To Mr. Heard's knowledge, Royal Victoria Minerals is continuing to attempt to finance the exploration of its newly acquired optioned properties. The shares of Royal Victoria Minerals continue to be traded on the TSX Venture Exchange. The closing price of Royal Victoria Minerals was $0.51 CDN per share (equal to approximately $0.31 per share) on August 13, 2002.

4. Mr. Heard has been a director of Forum Development Corp., a public company whose shares were traded on the TSX Venture Exchange, since November 8, 2001. Forum Development is engaged in the business of oil and gas exploration, including the development of a coal and coal bed methane gas project in the Merritt area of British Columbia, Canada. Mr. Heard is on the board of directors of Forum Development to lend his mining expertise to the company. Mr. Heard does not own any shares of Forum Development. Trading of the shares of Forum Development on the TSX Venture Exchange has been suspended pending the filing of financial statements.

SIGNIFICANT  EMPLOYEES

We have no significant employees other than the officers and directors described above.

TERMS  OF  OFFICE

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

COMPENSATION  OF  DIRECTORS

Our directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at board of director and committee meetings, and may be granted options to purchase shares of our common stock on a periodic basis at the discretion of our board of directors or our stock option committee, when constituted. We have not granted any stock options to our directors to date and we do not have any arrangements or agreements with any of our directors for the grant of stock options. Directors are not otherwise provided any remuneration for their services as our directors.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 6, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors (iii) each of our named executive officers, and (iv) our executive officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.



--------------------------------------------------------------------------------
                  Name and address            Number of Shares  Percentage of
Title of class    of beneficial owner         of Common Stock   Common Stock (1)
--------------------------------------------------------------------------------

Common Stock      Grayson Hand                7,000,000 shares         60.7%
                  Director, President &
                  Chief Executive Officer
                  414, 1859 Spyglass Place
                  Vancouver, British Columbia

Common Stock      George Heard                NIL shares               NIL%
                  Director
                  Suite 1280, 625 Howe St.
                  Vancouver, British Columbia
                  V6C 2T6

Common Stock      All Officers and Directors  7,000,000 shares         60.7%
                  as a Group that consists
                  of two persons

--------------------------------------------------------------------------------

(1) The percent of class is based on 11,532,000 shares of common stock issued and outstanding as of September 6, 2002.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 6, 2002, there were 11,532,000 shares of our common stock issued and outstanding that were held by approximately forty-three (43) stockholders of record. We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of LaSalle, the holders of shares of our common stock will be entitled to receive pro rata all assets of LaSalle available for distribution to such holders.

In the event of any merger or consolidation of LaSalle with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

     (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

     (b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

     (d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

     (e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

     (f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

     (g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.


                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. An interest will be deemed a substantial interest if the value of the interest, including the fair market value of all securities of the issuer received or to be received, or subject to options, warrants or rights received or to be received, exceeds $50,000.

No expert or counsel named in this prospectus is connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       Organization Within Last Five Years

We  were incorporated on December 3, 2001 under the laws of the state of Nevada.

We purchased an option to acquire a 70% interest in three mineral claims located in the Prelude Lake area of the Northwest Territories, Canada from Consolidated Global Minerals Ltd. in January 2002.

Mr. Hand, our sole executive officer and one of our directors, has been our sole promoter since our inception.

Mr. Hand acquired 7,000,000 shares of our common stock at a price of $0.001 US per share on January 15, 2002. Mr. Hand paid a total purchase price of $7,000 for these shares.

Other than the purchase of his stock and a management agreement, Mr. Hand has not entered into any agreement with us in which he is to receive or provide to us any thing of value.


                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired an option to own a 70% interest in three mineral claims in the Northwest Territories, Canada in January 2002. We refer to these mineral claims as the Prelude Lake mineral claims. Further exploration of these mineral claims is required before a final determination as to their commercial viability can be made. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of diamonds and gold. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic feasibility.

Option  Agreement  for  the  Prelude  Lake  Mineral  Claims

We have purchased an option to acquire a 70% interest in the Prelude Lake mineral claims pursuant to an option agreement dated January 17, 2002 between us and Consolidated Global Minerals Ltd. ("Consolidated Global Minerals"). The consideration paid by us to Consolidated Global Minerals for the grant of the option was $1,000.

We are entitled to exercise the option by completing the following required exploration expenditures on the Prelude Lake mineral claims in accordance with the option agreement:

(A)     $24,000  on  or  before  November  30,  2002;
(B)     further  $20,000  on  or  before  November  30,  2003;  and
(C)     a  final  $31,250  on  or  before  November  30,  2004.

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Consolidated Global Minerals the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods. If we fail to make any required payment or incur any required exploration expenditure within the time required by the option agreement, then our option will terminate. If we default on any of our obligations to Consolidated Global Minerals other our obligations to make any payment or incur any exploration expenditure provided by the option agreement, then will have 30 days to cure the default upon receipt of written notice of default from Consolidated Global Minerals and the option will terminate if we have not cured the default within that time, or started to cure and are pursuing the cure until completion. We have the right to terminate the option at our election upon 30 days written notice to Consolidated Global Minerals regardless of default. Our option will terminate in any event on November 30, 2004 in the event that we have not incurred the exploration expenditures necessary to exercise our option. If we do incur the exploration expenditures required under the option agreement, then we our option will vest and we will acquire a 70% interest in the Prelude Lake minerals claims. We will have no further rights to the Prelude Lake mineral claims upon termination of the option for any reason.

Upon exercise of the option in accordance with the option agreement, we have agreed with Consolidated Global Minerals to join and participate in a single purpose joint venture for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the property. The joint venture will be governed by a joint agreement to be negotiated and executed by us and Consolidated Global Minerals upon exercise of the option. Our agreement with Consolidated Global Minerals states that the joint venture agreement is to incorporate commercially reasonable and acceptable terms and conditions according to industry standards for mining projects of the nature and in the location of the mining project planned for the mineral claims.

Ownership  of  the  Prelude  Lake  Mineral  Claims

The Prelude Lake minerals claims are currently owned by Consolidated Global Minerals subject to the agreement of Consolidated Global Minerals to make the following payments to R.T. Heard & Associates:

1. an annual royalty in the amount of $50,000 CDN (approximately $31,900 US as of September 6, 2002), payable in two equal installments on May 27 and November 27 of each year;

2. payment of a 4% gross overriding royalty. The gross overriding royalty is defined as 4% of the average appraised value of all gem and industrial diamonds recovered, sorted and graded from the property, free and clear of all costs of development and operations.

3. payment of a 2% net smelter royalty. The net smelter royalty will equal 2% of all amounts received from any product mined from the property, other than diamonds, subject to the deduction of smelter, minting or refining costs.

In the event that Consolidated Global Minerals defaults on its obligations to R.T. Heard & Associates, then R.T. Heard & Associates will have the right to demand return of the property from Consolidated Global Minerals.

R.T. Heard & Associates agreed upon execution of our agreement with Consolidated Global Minerals to waive the payment of the annual royalty until December 31, 2003.

In the event that we exercise our option, we will acquire a 70% undivided right, title and interest in and to the Prelude Lake mineral claims free and clear of all charges, encumbrances and claims, subject to the obligation to pay to R.T. Heard & Associates an amount equal to 70% of the annual royalty, gross overriding royalty and net smelter royalty payable under the agreement between Consolidated Global Minerals and R.T. Heard & Associates. We will not be responsible for payment of any amount on account of the annual royalty, gross overriding royalty and net smelter royalty payable under the agreement between Consolidated Global Minerals and R.T. Heard & Associates until such time as we have exercised our option and acquired a 70% interest in the property. Any amounts payable to R.T. Heard & Associates will only accrue from the date of exercise of our option and acquisition of a 70% interest in the property. In the event that either we or Consolidated Global Minerals fails to make any payment to R.T. Heard & Associates on account of the annual royalty, gross overriding royalty or net smelter royalty after the exercise of our option, then R.T. Heard & Associates will have the right to demand return of the property and we would lose all of our interest in the Prelude Lake mineral claims.

In the event that we are successful in acquiring a 70% interest in the Prelude Lake mineral claims by exercise of our option, we and Consolidated Global have agreed under our option agreement to enter into a joint venture for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Prelude Lake mineral claims.

Recording  of  the  Prelude  Lake  Mineral  Claims

The Prelude Lake mineral claims consist of three contiguous mineral claims situated 45 kilometers northeast of Yellowknife in south-central Northwest Territories. The mineral claims cover an area of 465 acres on the southeast shore of Prelude Lake and are recorded as follows:

     Claim  Name     Record  No.     Area(acres)     Expiry  Date
     -----------     ----------      -----------     ------------

     JEN  1          F24066          206.60          January  14,  2006
     JEN  2          F37232          103.30          June  21,  2005
     JEN  3          F37233          154.95          June  21,  2005

The three Prelude Lake mineral claims were staked in 1994 and are in good standing until June 21, 2005 (Jen 2 and 3) and January 14, 2006 (Jen 1) based on prior exploration work completed on the properties by previous owners. Staking is the physical act of locating the boundaries of a mining claim. The mineral claims have not been surveyed.

Mineral claims in the Northwest Territories may be kept in good standing by conducting representation work valued at $4.00 CDN per acre (approximately $2.50 US per acre as of September 6, 2002) during the first two years of tenure and $2.00 CDN per acre (approximately $1.25 US per acre as of September 6, 2002) per year thereafter for a period of up to ten years. Representation work consists of eligible geological exploration work conducted on the property. Representation work can include surface exploration activities, diamond drilling, underground development, geological surveys, legal surveys and improvements to access, including road building and construction. A statement of work, supported by a technical report is required to substantiate representation work, must be filed under the Canada Mining Regulations to maintain the claims in good standing. Where the claims have been kept in good standing for ten years, then the holder must either apply to take the claim to a mining lease or allow the claim to lapse. The current expiry dates for the Prelude Lake mineral claims represent the maximum periods that these claims may be extended based on prior representation work completed on the mineral claims. The prior representation work included sampling and analysis of samples collected from the Prelude Lake mineral claims in mid-1994 and further geological surveys completed in May 1996. Accordingly, these claims must be converted to mining leases prior to June 21, 2005 for the Jen 2 and 3 claims and January 14, 2006 for the Jen 1 claim. An application for a mining lease would involve a legal survey of the mineral claims and if granted would be issued for a period of twenty-one years.

Location  of  the  Prelude  Lake  Mineral  Claims

The Prelude Lake mineral claims are situated approximately 35 kilometers northeast of Yellowknife in south-central Northwest Territories, Canada. Conventional access to the mineral claims is via highway 4 (Ingraham Trail) from Yellowknife to the east end of Prelude Lake, a distance of 45 km. Equipment and supplies can be transported to this point which is 3.5 km southeast of the mineral claims. Prelude Lake can be used for boat access during the summer months and for snow machines in winter.

The city of Yellowknife, with a permanent population of 18,000, is the capital of the Northwest Territories and is a major supply and services centre. The city is connected by highway with Alberta to the south and has daily scheduled air services.

The climate of the Yellowknife area is typical of Canada's northern regions. Winter conditions persist from late October through April with mean daily temperatures ranging from minus 7 degrees Celsius to minus 28 degrees. Average temperatures in July and August range from 12 to 28 degrees Celsius. Average annual precipitation includes 15 cm of rain and 135 cm of snow. Mineral exploration work is feasible throughout the year with the exception of the ice-breakup period in the spring and the freeze-up period in the fall. Ice remains on most lakes through the end of May.

The terrain in the area of the Prelude Lake mineral claims is typical of the northern Canadian Shield. Locally extensive forest cover is broken by numerous lakes and open, swampy areas. Topography is subdued with elevations in the claims area ranging from 167 metres above sea level on the surface of Prelude Lake to more than 220 metres immediately west of the small, 250 metres diameter circular lake on the JEN 1 claim. Locally steep topography surrounds the western and northern limits of this lake.

Geological  Report

We engaged Mr. Nick Carter, Ph.D., P.Eng. to prepare an initial geological evaluation report on the Prelude Lake mineral claims. Mr. Carter is a graduate of the University of New Brunswick with B.Sc.(1960), Michigan Technological University with M.S.(1962) and the University of British Columbia with Ph.D.(1974).

We received Mr. Carter's report on February 25, 2002. Mr. Carter's report is based in part on a previous report on the Prelude Lake mineral claims prepared Mr. Carter and dated March 25, 1997, and on records of previous exploratory work completed between 1973 and 1998.

The purpose of our obtaining the geological report was to assist us with a determination as to whether we should proceed with further exploration procedures to evaluate the feasibility of a mining project on the optioned mineral claims. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program.

Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Carter.

Gold mineralization within the boundaries of the present Prelude Lake mineral claims was discovered in the 1940's and limited exploration work was conducted through 1973. While some locally good grades of gold mineralization were obtained from this work, the principal focus of more recent investigations has been directed to the search for diamond-bearing kimberlite pipes.

The present claims were staked in early 1994 to cover both a known gold showing and a nearby 250 metres diameter circular lake which was thought to be reflecting the presence of a possible kimberlite pipe. Prospecting and the collection of samples for mineral analyses were undertaken in mid-1994 and geological surveys were completed over and adjacent to the circular lake in May of 1996. The 1994 and 1996 work provided sufficient representation work to maintain the three Prelude Lake mineral claims in good standing until 2005 and 2006.

Geology  and  Mineralization  of  the  Mineral  Claims

The results of the geological report prepared by Mr. Carter indicate that the Prelude Lake mineral claims include a reasonably well documented zone of gold mineralization plus indications of a possible kimberlite pipe. Kimberlite pipes are volcanic intrusions that originated from great depths (+150 km) within the earth's crust and include angular fragments of older, crustal rock which are incorporated by the parent magma during its rapid ascent to the earth's surface. Some of these fragments, from deeper parts of the crust, may contain diamonds. Kimberlite pipes are circular in plan and carrot-shaped in section and may extend to depths of between 500 and 1000 metres below present day surface.

In his geological report, Mr. Carter stated that numerous kimberlite pipes are known throughout the south-central Northwest Territories including one pipe south of Yellowknife. Kimberlites erode much more readily than the more resistant rocks they intrude and the recessive areas above these pipes are commonly occupied by lakes.

In his geological report, Mr. Carter concluded that Limited work to date on the Prelude Lake mineral claims has identified minerals which may be indicative of a kimberlite possibly centered on the small circular lake in the northeastern part of the Prelude Lake mineral claims.

Recommendations  of  Geological  Report

The geological report concluded that the Prelude Lake mineral claims are of sufficient merit to warrant further exploratory work. While the principal focus of this work should be directed to further investigation of the potential for a diamond-bearing kimberlite; the known gold-bearing zone on the Prelude Lake mineral claims warrants further prospecting in an attempt to identify similar, parallel structures.

A first phase exploratory program is recommended by the geological report that is to consist of the drilling of eight vertical holes of 20 meters each. The purpose of this exploratory drill program is to test the bedrock beneath the small circular lake in the central property area for the presence of kimberlite. The proposed program, which is estimated to take 15 to 20 days to complete, is recommended to be undertaken during the winter months on the frozen lake surface. The geological report recommended that two east-west fences of four holes each be drilled at 50 meters centers to adequately investigate the nature of the bedrock beneath the lake. Water depths are estimated to be between 6 and 8 meters and it should be possible to recover between 12 and 14 meters of core from each hole.

The estimated cost of the recommended geological program is $25,500. Accordingly, the completion of this initial phase of exploration will satisfy the exploration expenditure requirement of $24,000 required prior to November 30, 2002 pursuant to our option agreement with Consolidated Global Minerals Ltd.

The geological report concluded that further exploratory work on the Prelude Lake mineral claims would be dependent on the results obtained from the initial phase of exploration work.

Current  State  of  Exploration

We have accepted the recommendations of the geological report and have decided to proceed to complete the initial phase geological exploration recommended by the geological report.

We retained Mr. Terry Heard of R.T. Heard & Associates to undertake a visit to the Prelude Lake mineral claims to identify the drill targets for the recommended exploration program. Mr. Heard completed the visit to the site of the claims in early April 2002 and has identified the drilling targets. A decision has been made to drill from the edge of the Prelude Lake at an angle in order to obtain drilling core samples from rock beneath the lake. The geological report recommended drilling through ice on the lake in winter but this would not be possible to undertake until next winter due to weather conditions.

We have entered into a contract with V. Emery Drilling & Exploration Ltd. to complete the drilling program recommended by the geological report at a cost of $25,500. This drilling contract was arranged with the assistance of Consolidated Global Minerals. The drilling program is required under the contract to be completed by October 31, 2002. The timing of the drilling will depend on the availability of drilling equipment and work crews in the vicinity of the Prelude Lake mineral claims. Core samples will be obtained from the drilling program and will be sent to a qualified laboratory for analysis. The results of the geological program will be forwarded to Mr. Carter, our geological consultant, for his interpretation and analysis. Mr. Carter will provide us with his conclusions and recommendations in the form of a further geological report. We anticipate that we would receive this geological report in the fall of 2002.

We will make a determination whether to proceed with additional exploration based on our review of the results of this initial phase of exploration. In making our determination, we will assess whether the results of the exploration program are sufficiently positive to enable us to achieve additional financing that will enable us to pay for additional exploration.

Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

The Prelude Lake mineral claims presently do not have any mineral reserves. The property that is the subject to the mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

Competitive  Conditions

We are a junior mineral resource exploration company. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

If the results of our mineral exploration program are successful, we may try to sell our mineral claims to a senior exploration company or to enter into a joint venture agreement with a senior exploration company for the further exploration and possible production of our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a sale or a joint venture agreement with a senior exploration company. Senior exploration companies have limited ability to purchase properties from junior exploration properties or to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost.

Compliance  with  Government  Regulation

All mineral exploration activities undertaken on the Prelude Lake mineral claims must be completed in accordance with the Territorial Land Use Regulations of the Department of Indian and Northern Affairs. The Territorial Land Use Regulations do not impose any permitting requirements for the initial stages of exploration work involving prospecting, staking or locating a mineral claim unless the exploration requires the use of equipment or material that normally requires a permit. The regulations prescribe thresholds that will require either a Class B land use permit or a Class A land use permit depending on the amount of physical disturbance to the land. The exploration work to be completed on the Prelude Lake mineral claims will not meet the threshold requirements that would require a land use permit due to the fact that the drilling equipment to be used does not trigger the permit requirements. The drilling equipment to be used in this initial phase is lightweight and compact but is limited in application to drilling holes of a shallow depth. Accordingly, we may proceed with this initial phase of exploration without any land use permit. We anticipate that any subsequent stages of exploration that require drilling using heavier and larger drilling equipment would require either a Class B land use permit or a Class A land use permit due to the fact that any further exploration program would most likely involve drilling with heavier equipment that is required to drill deeper holes. If the further exploration program requires the continued drilling of shallow holes that can be achieved with the current compact drilling equipment, then it is possible that no Class B land use permit or a Class A land use permit would be required. If we determine to proceed with additional exploration during the next twelve months and are able to achieve the required financing, we will require a Class B land use permit or a Class A land use permit if the drilling program or other exploration activity requires such permit. It will not be possible to determine which class of land use permit would be required at this stage until the nature of the exploration program and the nature of the drilling activity is determined. Applications may be made through the Mackenzie Land and Valley Water Board in the Northwest Territories. Application fees are in the order of $150 for a Class B land use permit.

Mineral exploration activities may only be undertaken in the Northwest Territories by persons who hold prospecting licenses issued under the Canada Mining Regulations. We will not be required to obtain a prospecting license in order to proceed with the initial phase of our exploration as we have contracted with persons who hold the required prospecting licenses to complete this work. We will be required to obtain a prospecting license if we exercise our option and become the 70% owner of the Prelude Lake mineral claims. We would be required to register under the Business Corporations Act in the Northwest Territories prior to obtaining a prospecting license. The cost of completing this registration and obtaining a prospecting license is estimated at being in the order of $1500.

Native  Land  Claims

The region of the Northwest Territories in which the mineral claims are located are subject to land claims of the North Slave native peoples. No settlement has been reached between the Canadian federal government, which administers the Northwest Territories, and the North Slave native peoples. Accordingly, it is not possible to state what will be the impact of native land claims on ownership of the Prelude Lake mineral claims. However, it has been the practice of the Canadian government in negotiating with native peoples to preserve private interests in land that have been established prior to any negotiated settlement.

Employees

We have no employees as of the date of this prospectus other than our Mr. Grayson Hand, our sole executive officer and one of our directors.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We did incur any research or development expenditures from December 3, 2001, the date of our incorporation, through to February 28, 2002, the date of our audited financial statements included with this prospectus.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

                               Plan Of Operations

Our business plan is to proceed with the exploration of the Prelude Lake mineral claims to determine whether they possess commercially exploitable reserves of diamonds and gold. We are currently undertaking the initial phase of the exploration program recommended by the geological report we obtained on our optioned mineral property. We anticipate that this phase of the recommended geological exploration program will cost approximately $25,500. We had $70,416 in cash as of May 31, 2002. Accordingly, we are able to proceed with this initial phase of exploration without additional financing.

We anticipate that this first phase will be complete by the fall of 2002. Upon completion of this first phase of exploration, we will obtain a geological report that will summarize the results of this exploration program and will make recommendations as to the conduct of further exploration on the Prelude Lake mineral claims. We will make a determination as to whether to proceed with further exploration based on the recommendations of this geological report. If a recommendation is made in favor of further exploration, we will assess whether to proceed with additional exploration based on the cost of the recommended exploration program, our cash resources at the time and our ability to raise any additional financing that will be required to proceed with this further exploration.

We will be required to complete further exploration prior to substantiating whether or not the Prelude Lake mineral claims host commercially exploitable reserves of diamonds or gold. The costs of proceeding with an additional exploration program are not known to us at this time and will not be known until the completion of preliminary exploration.

We anticipate that we will incur the following expenses over the next twelve months:

1. $25,500 in connection with the completion of the first phase of the recommended geological exploration program on our Prelude Lake mineral claims;

2. $9,000 in respect of our management agreement with WFC Management Corporation for the services of Mr. Grayson Hand, our sole executive officer and one of our directors; and

3. $20,000 for operating expenses, including an estimated amount of $15,023 for professional legal and accounting expenses associated with our filing the registration statement of which this prospectus forms a part with the Securities and Exchange Commission and becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $70,416 as of May 31, 2002. Our total expenditures over the next twelve months are anticipated to be $54,500. Based on our working capital position of $47,856 at May 31, 2002, we believe we have sufficient cash resources to pay for our operating expenses over the next six months, but we will require additional financing in the approximate amount of $7,000 to fund our total anticipated operating expenses over the next twelve months.

Results Of Operations For Period Ending February 28, 2002 and the Three Months Ended May 31, 2002

We did not earn any revenues during the period ending February 28, 2002 or the three months ended May 31, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $8,612 for the period from inception on December 3, 2001 to February 28, 2002. These operating expenses included: (a) payment of $1,000 in connection with our option payment obligations, (b) payments of $999 for exploration costs in connection of the Prelude Lake mineral claim; (c) professional fees in the amount of $5,762 in connection with our corporate organization; and (d) management fees in the amount of $750 paid to W.F.C. Management, a private company controlled by Mr. Grayson Hand, our sole executive officer and one of our directors.

We incurred operating expenses in the amount of $18,512 for the three month period ended May 31, 2002. These operating expenses included: (a) $1,029 for exploration costs in connection of the Prelude Lake mineral claim; (b) professional fees in the amount of $13,735 in connection with our corporate organization and the filing of a registration statement with the Securities and Exchange Commission; and (c) management fees in the amount of $2,250 paid to W.F.C. Management, a private company controlled by Mr. Grayson Hand, our sole executive officer and one of our directors.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion additional geological exploration of the Prelude Lake mineral claims and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $8,612 for the period from inception to February 28, 2002. We incurred a loss in the amount of $18,512 for three month period ended May 31, 2002. Our losses were attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $70,416 as of May 31, 2002, compared to cash of $73,942 as of February 28, 2002. We had working capital of $47,856 as of May 31, 2002, compared to working capital of $66,368 as of February 28, 2002.

Our total expenditures over the next twelve months are anticipated to be $54,500 based on our stated plan of operations, as outlined above. Based on our working capital position of $47,856 at May 31,, 2002, we believe we have sufficient cash resources to pay for our operating expenses over the next six months, but we will require additional financing in the approximate amount of $7,000 to fund our total anticipated operating expenses over the next twelve months.

We anticipate that we will require additional financing to proceed with exploration of the Prelude Lake mineral claims beyond the initial phase of exploration. We have no arrangements for any additional financing and there is no assurance that we will be able to achieve this additional financing. We anticipate that any additional financing would be through sales of our common stock. Additional sales of our common stock would result in dilution to our current shareholders.

If we do not complete the exploration expenditures required under the option agreement for the Prelude Lake mineral property, then our option will terminate and we will lose all our rights and interest in the Prelude Lake mineral property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Prelude Lake mineral property. We may also pursue acquiring interests in alternate mineral properties in the future.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.


                             Description Of Property

We acquired an option to own a 70% interest in the Prelude Lake mineral claims. We do not own or lease any property other than our option to acquire a 70% interest in the Prelude Lake mineral claims.

Our head office is located in the business premises of Mr. Grayson Hand, our sole executive officer and one of our directors. The use of these premises is included in the administrative services provided by WFC Management Corporation pursuant  to  our  management  agreement.  Accordingly,  we do not pay any extra amount under our management agreement for use of these premises. This management agreement has a term of twelve months expiring January 31, 2003.

                 Certain Relationships And Related Transactions

We issued 7,000,000 shares of common stock on January 15, 2002 to Mr. Grayson Hand at a price of $0.001 per share for total proceeds of $7,000. Mr. Hand is our sole executive officer and one of our directors.

We entered into our option agreement with Consolidated Global Minerals on January 17, 2002 whereby we purchased our option to acquire a 70% interest in the Prelude Lake mineral claims. See Description of Business - Option Agreement for the Prelude Lake Mineral Claims for a detailed discussion of this option agreement. Mr. George Heard, one of directors, is the president and a director of Consolidated Global Minerals.

The Prelude Lake minerals claims are currently owned by Consolidated Global Minerals subject to the agreement of Consolidated Global Minerals to make the following payments to R.T. Heard & Associates:

1. an annual royalty in the amount of $50,000 CDN (approximately $31,900 US as of September 6, 2002), payable in two equal installments on May 27 and November 27 of each year;

2.   payment  of  a  4%  gross  overriding  royalty;  and

3.   payment  of  a  2%  net  smelter  royalty.

In the event that Consolidated Global Minerals defaults on its obligations to R.T. Heard & Associates, then R.T. Heard & Associates will have the right to demand return of the property from Consolidated Global Minerals. R.T. Heard & Associates has agreed with us and Consolidated Global Minerals to defer the payment of all royalty amounts payable to R.T. Heard & Associates with respect to the Prelude Lake mineral claims until December 31, 2003. See Description of Business - Ownership of the Prelude Lake Mineral Claims for a detailed discussion of these agreements. R.T. Heard & Associates is controlled by Mr. Terry Heard, the brother of Mr. George Heard, one of our directors.

We have entered into a management agreement effective February 1, 2002 with WFC Management Corporation, a company controlled by Mr. Grayson Hand, our President and a director. We pay WFC Management Corporation a management fee of $750 per month for a one year term expiring January 31, 2003 in consideration for WFC Management Corporation providing management and administration services to us. These services include the services of Mr. Hand.

We have engaged Consolidated Global Minerals to undertake the geological work program recommended by our geological report on the Prelude Lake mineral claims. See Description of Business - Current State of Exploration for a detailed discussion of this work program. The estimated cost of this work program is $25,500. We will reimburse Consolidated Global Minerals for its expenses incurred in completing this work on our behalf. Mr. George Heard, one of our directors, is the president and a director of Consolidated Global Minerals.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-three (43) registered shareholders.


Rule  144  Shares

A total of 7,000,000 shares of our common stock will be available for resale to the public after January 15, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In addition, 4,532,000 shares of our common stock owned in aggregate by forty-two non-affiliate shareholders will be available for resale to the public after February 28, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. These shares comprise all of the shares that are registered by this prospectus.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 115,320 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 7,000,000 shares of our stock that may be sold pursuant to Rule 144 after January 15, 2003.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the Over-The-Counter Bulletin Board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the Over-The-Counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the Over-The-Counter Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to Mr. Grayson Hand, our sole executive officer, for all services rendered in all capacities to us for the fiscal period ended February 28, 2002.


--------------------------------------------------------------------------------
                       Annual Compensation      Long Term Compensation
                       -------------------      -----------------------
                                         Other                     LTIP  All
                                         Annual Restricted         pay-  Other
                                         Compen-  Stock  Options/* outs  Compen-
Name        Title      Year Salary Bonus sation Awarded  SARs (#)  ($)   sation
----------  ---------  ---- ------ ----- ------ -------  --------  ----- -------
Grayson     President, 2002 $750(1)   0      0     0       0         0     0
Hand        Secretary,
            Treasurer
            and
            Director
--------------------------------------------------------------------------------


(1) Paid to WFC Management Corporation pursuant to a management agreement dated February 1, 2002 in respect of services provided by Grayson Hand


STOCK  OPTION  GRANTS

We did not grant any stock options to the executive officers during our most recent fiscal year ended February 28, 2002. We have also not granted any stock options to the executive officers since February 28, 2002.



EXERCISES  OF  STOCK  OPTIONS  AND  YEAR-END  OPTION  VALUES

No stock options were exercised by our officers, directors and employees during the financial year ended February 28, 2002. No stock options have been exercised since February 28, 2002.


OUTSTANDING  STOCK  OPTIONS

We  do  not  have  any  stock  options  outstanding.


MANAGEMENT  AGREEMENTS

Mr. Grayson Hand, our sole executive officer and one of our directors, provides his services to us pursuant to a management agreement with WFC Management Corporation, a company controlled by Mr. Hand. We pay WFC Management Corporation a management fee of $750 per month payable on the last day of each month for a one-year term expiring January 31, 2003 in consideration for WFC
Management Corporation providing management and administration services to us, including telephone and computer services. These services include the services of Mr. Hand and provide that the consulting fee will be increased to an amount equal to the fair market value of Mr. Hand's services if Mr. Hand is required to devote more than 15% of his business time to LaSalle Resources. Amendments or termination of the consulting agreement must be in writing. We presently do not have any agreement with Mr. Hand as to the basis on which the fair market value of Mr. Hand's services will be calculated if Mr. Hand is required to devote more than 15% of this business time to our business.

We do not have any employment or consultant agreement with Mr. Heard and we do not pay Mr. Heard any amount for acting as a director of the Company.

                              Financial Statements

Index  to  Financial  Statements:

1.   Auditors'  Report;

2. Audited Financial Statements for the period ending February 28, 2002, including:

     a.   Balance  Sheet  as  at  February  28,  2002;

     b. Statement of Loss and Deficit for the period from inception, December 3, 2001, to February 28, 2002;

     c. Statement of Cash Flows for the period from inception, December 3, 2001, to February 28, 2002;

     d. Statement of Stockholders' Equity for the period from inception, December 3, 2001, to February 28, 2002; and

     e.   Notes  to  Financial  Statements.


3. Unaudited Financial Statements for the interim period ending May 31, 2002, including:

     a.   Balance Sheet as at May 31, 2002;

     b. Statement of Loss and Deficit for the three month period ending May 31, 2002 and from the period of inception, December 3, 2001 to May 31, 2002:

     c. Statement of Cash Flows for the three month period ending May 31, 2002 and from the period of inception, December 3, 2001 to May 31, 2002;

     d. Statement of Stockholders' Equity for the three month period ending May 31, 2002 and from the period of inception, December 3,2001 to May 31, 2002; and

     e.   Notes to Financial Statements.

                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS




                                AUDITORS' REPORT




To  the  Directors
LaSalle  Resources,  Inc.
(An  Exploration  Stage  Company)


We have audited the balance sheet of LaSalle Resources, Inc. (an exploration stage company) as at February 28, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from December 3, 2001 (date of inception) to February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2002 and the results of its operations and cash flows for the period from December 3, 2001 (date of inception) to February 28, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $8,612 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                           /s/ Morgan  &  Company
April 5, 2002                                             Chartered  Accountants


Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com          INTERNATIONAL               Vancouver, B.C.  V7Y 1A1

                          LASALLE  RESOURCES,  INC.
                      (An  Exploration  Stage  Company)

                                  BALANCE SHEET

                                FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)


------------------------------------------------------------------
ASSETS

Current
  Cash                                                    $73,942

  Mineral Property Interest (Note 3)                            -
                                                          --------
                                                          $73,942
==================================================================
LIABILITIES

Current
  Accounts payable and accrued liabilities                $ 6,011
  Advances due to director                                  1,563
                                                          --------
                                                            7,574
                                                          --------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares, par value
     $0.001 per share
    10,000,000 preferred shares, par value
     $0.001 per share

  Issued and outstanding:
    11,532,000 common shares                               11,532

  Additional paid-in capital                               63,448

Deficit Accumulated During The Exploration Stage           (8,612)
                                                          --------
                                                           66,368
                                                          --------
                                                          $73,942
==================================================================

                           LASALLE  RESOURCES,  INC.
                       (An  Exploration  Stage  Company)

                          STATEMENT OF LOSS AND DEFICIT

                PERIOD FROM DATE OF INCEPTION, DECEMBER 3, 2001,
                              TO FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)



--------------------------------------------------------
Expenses
  Bank charges and foreign exchange          $      101
  Management fees                                   750
  Mineral property option payments                1,000
  Mineral property exploration expenditures         999
  Professional fees                               5,762
                                             -----------
Net Loss For The Period                           8,612

Deficit Accumulated During The
 Exploration Stage, Beginning Of Period               -
                                             -----------

Deficit Accumulated During The
 Exploration Stage, End Of Period            $    8,612
========================================================

Net Loss Per Share                           $    (0.01)
========================================================

Weighted Average Number Of
 Shares Outstanding                           3,551,500
========================================================

                          LASALLE  RESOURCES,  INC.
                      (An  Exploration  Stage  Company)

                             STATEMENT OF CASH FLOWS

                PERIOD FROM DATE OF INCEPTION, DECEMBER 3, 2001,
                              TO FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)



------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                    $ (8,612)

Adjustments To Reconcile Net Loss To
 Net Cash Used By Operating Activities
  Accounts payable and accrued liabilities      6,011
                                             ---------
                                               (2,601)
                                             ---------

Cash Flows From Financing Activities
  Advances due to director                      1,563
  Share capital issued                         74,980
                                             ---------
                                               76,543
                                             ---------

Increase In Cash                               73,942

Cash, Beginning Of Period                           -
                                             ---------

Cash, End Of Period                          $ 73,942
======================================================

                            LASALLE  RESOURCES,  INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)



                                      Common Stock
                              ------------------------------
                                                  Additional
                                                   Paid-In
                                Shares    Amount   Capital    Deficit    Total
                              --------------------------------------------------
Opening balance,
December 3, 2001                       -  $     -  $      -  $      -   $     -

January - Shares issued for
 cash at $0.001                7,000,000    7,000         -         -     7,000

February - Shares issued for
 cash at $0.015                4,532,000    4,532    63,448         -    67,980

Net loss for the period                -        -         -    (8,612)   (8,612)
                              --------------------------------------------------

Balance, February 28, 2002    11,532,000  $11,532  $ 63,448  $ (8,612)  $66,368
                              ==================================================


                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)



1.     NATURE  OF  OPERATIONS

a)     Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 3, 2001. The Company's intended year end is February 28, 2002.

b)     Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)     Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $8,612 for the period from December 3, 2001 (inception) to February 28, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

Transactions  in  foreign  currency are translated into U.S. dollars as follows:

  i)   monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
 ii)   non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 28, 2002
                            (Stated in U.S. Dollars)



3.     MINERAL  PROPERTY  INTEREST

The Company has entered into an option agreement, dated January 17, 2002, to acquire a 70% interest in three mineral claims located in the Northwest Territories of Canada.

In order to earn its interest, the Company made a $1,000 cash payment on signing and must incur exploration expenditures totalling $75,250 as follows:

Exploration  expenditures:

-     $24,000  by  November  30,  2002;
-     A  further  $20,000  by  November  30,  2003;
-     A  further  $31,250  by  November  30,  2004.

The property is subject to an annual royalty of CDN$50,000 (US$31,250), a 4% gross overriding royalty and a 2% net smelter return royalty. The Company would be responsible for 70% of these royalties upon earning its interest in the property.


4.     RELATED  PARTY  TRANSACTION

During the period ended February 28, 2002, the Company paid management fees of $750 to a company controlled by a director.


5.     CONTINGENCY

     Mineral  Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.


6.     COMMITMENT

The Company has entered into a management agreement with a company controlled by a director. The agreement is for management services at $750 per month and expires on January 31, 2003.

                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                  MAY 31, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                            LASALLE  RESOURCES,  INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------
                                             MAY 31     FEBRUARY 28
                                               2002        2002
-------------------------------------------------------------------
                                           (Unaudited)   (Audited)

ASSETS

Current
  Cash                                       $  70,416   $73,942

Mineral Property Interest (Note 4)                   -         -
                                             --------------------
                                             $  70,416   $73,942
=================================================================

LIABILITIES

Current
  Accounts payable and accrued liabilities   $  20,997   $ 6,011
  Advances due to director                       1,563     1,563
                                             --------------------
                                                22,560     7,574
                                             --------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares, par value
     $0.001 per share
    10,000,000 preferred shares, par value
     $0.001 per share

  Issued and outstanding:
    11,532,000 common shares                    11,532    11,532

  Additional paid-in capital                    63,448    63,448

Deficit Accumulated During The
 Exploration Stage                             (27,124)   (8,612)
                                             --------------------
                                                47,856    66,368
                                             --------------------

                                             $  70,416   $73,942
=================================================================

Nature Of Operations (Note 2)

                            LASALLE  RESOURCES,  INC.
                         (An Exploration Stage Company)

                          STATEMENT OF LOSS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)


------------------------------------------------------------------------
                                                            PERIOD FROM
                                                              DATE OF
                                                  THREE      INCEPTION
                                                  MONTHS     DECEMBER 3
                                                  ENDED       2001 TO
                                                  MAY 31       MAY 31
                                                   2002         2002
------------------------------------------------------------------------

Expenses
  Bank charges and foreign exchange            $       (68)  $       33
  Management fees                                    2,250        3,000
  Mineral property option payments                       -        1,000
  Mineral property exploration expenditures          1,029        2,028
  Professional fees                                 13,735       19,497
  Stock transfer fees                                1,566        1,566
                                               -------------------------
Net Loss For The Period                             18,512       27,124

Deficit Accumulated During The Exploration
 Stage, Beginning Of Period                         (8,612)           -
                                               -------------------------

Deficit Accumulated During The Exploration
 Stage, End Of Period                          $   (27,124)  $  (27,124)
========================================================================

Loss Per Share                                 $     (0.01)  $    (0.01)
========================================================================


Weighted Average Number Of Shares Outstanding   11,532,000    3,551,500
========================================================================

                            LASALLE  RESOURCES,  INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------
                                                          PERIOD FROM
                                                            DATE OF
                                                THREE      INCEPTION
                                                MONTHS     DECEMBER 3
                                                ENDED       2001 TO
                                                MAY 31       MAY 31
                                                 2002         2002
----------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                        $(18,512)  $(27,124)

Adjustments To Reconcile Net Loss To Net Cash
 Used By Operating Activities
  Accounts payable and accrued liabilities         14,986     20,997
                                                 ---------------------
                                                   (3,526)    (6,127)
                                                 ---------------------

Cash Flows From Financing Activities
  Advances due to director                              -      1,563
  Share capital issued                                  -     74,980
                                                 ---------------------
                                                        -     76,543
                                                 ---------------------

(Decrease) Increase In Cash                        (3,526)    70,416

Cash, Beginning Of Period                          73,942          -
                                                 ---------------------

Cash, End Of Period                              $ 70,416   $ 70,416
======================================================================


                            LASALLE  RESOURCES,  INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                  MAY 31, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



                                       Common Stock
                              ------------------------------
                                                  Additional
                                                   Paid-In
                                Shares    Amount   Capital   Deficit    Total
                              --------------------------------------------------
Opening balance,
  December 3, 2001                     -  $     -  $     -  $      -   $      -

January - Shares issued
  for cash at $0.001           7,000,000    7,000        -         -      7,000

February - Shares issued
  for cash at $0.015           4,532,000    4,532   63,448         -     67,980

Net loss for the period                -        -        -    (8,612)    (8,612)
                              --------------------------------------------------

Balance, February 28, 2002    11,532,000   11,532   63,448    (8,612)    66,368

Net loss for the period                -        -        -   (18,512)   (18,512)
                              --------------------------------------------------

Balance, May 31, 2002         11,532,000  $11,532  $63,448  $(27,124)  $ 47,856
                              ==================================================


                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of May 31, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the February 28, 2002 audited financial statements and notes thereto.


2.     NATURE  OF  OPERATIONS

a)     Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 3, 2001. The Company's intended year end is February 28, 2002.

b)     Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)     Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $27,124 for the period from December 3, 2001 (inception) to May 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

Transactions  in  foreign  currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
    ii)   non-monetary  items  at  the  historical  exchange  rate;
   iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                             LASALLE RESOURCES, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



4.     MINERAL  PROPERTY  INTEREST

The Company has entered into an option agreement, dated January 17, 2002, to acquire a 70% interest in three mineral claims located in the Northwest Territories of Canada.

In order to earn its interest, the Company made a $1,000 cash payment on signing and must incur exploration expenditures totalling $75,250 as follows:

Exploration  expenditures:

-     $24,000  by  November  30,  2002;
-     A  further  $20,000  by  November  30,  2003;
-     A  further  $31,250  by  November  30,  2004.

The property is subject to an annual royalty of CDN$50,000 (US$31,250), a 4% gross overriding royalty and a 2% net smelter return royalty. The Company would be responsible for 70% of these royalties upon earning its interest in the property.


5.     CONTINGENCY

Mineral  Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.


6.     COMMITMENT

The Company has entered into a management agreement with a company controlled by a director. The agreement is for management services at $750 per month and expires on January 31, 2003.


7.     SUBSEQUENT  EVENT

Subsequent to May 31, 2002, the Company has entered into a $25,500 commitment for exploration services on the mineral property interest described in Note 3.
The  exploration  work  is  to  completed  by  October  31,  2002.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     Part II

Information  Not  Required  In  The  Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee        $     23
Federal  Taxes                                                  $    NIL
State  Taxes  and  Fees                                         $    NIL
Transfer  Agent  Fees                                           $  1,000
Accounting  fees  and  expenses                                 $  2,000
Legal  fees  and  expenses                                      $ 20,000
Blue  Sky  fees  and  expenses                                  $  2,000
Miscellaneous                                                   $    NIL
                                                                --------
Total                                                           $ 25,023
                                                                ========
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 7,000,000 shares of common stock on January 15, 2002 to Mr. Grayson Hand. Mr. Hand is sole executive officer and one of our directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $7,000. The 7,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 4,532,000 shares of our common stock at a price of $0.015 per share to a total of forty-two purchasers on February 28, 2002. The total amount we received from this offering was $67,980. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he or she was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number        Description
------------  --------------------
3.1           Articles  of  Incorporation
3.2           Amended  By-Laws
4.1           Share  Certificate
5.1           Opinion of Cane & Company,  LLC,  with  consent  to  use
10.1          Option  Agreement  between the Company and Consolidated
              Global Minerals Ltd.  dated  January  17,  2002
10.2          Management  Agreement  between  LaSalle  Resources  and
              WFC Management Corporation  dated  February  1,  2002
10.3          Drilling  Contract  between  LaSalle  Resources and V.
              Emery Drilling & Exploration  Ltd.
23.1          Consent  of  Morgan  &  Company,  Chartered  Accountants
23.2          Consent  of  N.C.  Carter,  Ph.D.  P.Eng


Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on September 6, 2002.

                                   LASALLE  RESOURCES,  INC.

                                   By:  /s/ Grayson Hand
                                      _________________________
                                      Grayson Hand, President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Grayson Hand, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE          CAPACITY  IN  WHICH  SIGNED               DATE



/s/ Grayson Hand    President, Secretary and Treasurer     September 6, 2002
------------------  Director
Grayson  Hand       (Principal  Executive  Officer,
                    (Principal Accounting Officer and
                    Principal  Financial  Officer)



/s/ George Heard
------------------  Director                               September  6,  2002
George Heard